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                                                                     Exhibit 1.3



                             SOUTHWEST AIRLINES CO.

                   Pass Through Certificates, Series 1995-Al
                   Pass Through Certificates, Series 1995-A2
                   Pass Through Certificates, Series 1995-A3
                   Pass Through Certificates, Series 1995-A4

                             UNDERWRITING AGREEMENT


                                                              September 20, 1995



SALOMON BROTHERS INC
MORGAN STANLEY &  CO. INCORPORATED
c/o SALOMON BROTHERS INC
7 World Trade Center
New York, New York  10048

Dear Sirs:

                   Southwest Airlines Co., a Texas corporation (the "Company"), proposes that Wilmington Trust Company, acting not in its individual capacity but solely as pass through trustee (the "Trustee") under the Pass Through Trust Agreement dated as of February 1, 1993 (the "Basic Agreement"), as supplemented for each series (each, a "Series") of pass through certificates (the "Pass Through Certificates") to be purchased hereunder by a separate Trust Supplement (each, a "Trust Supplement"), in each case between the Company and the Trustee (for each Series, the Basic Agreement, as supplemented by the related Trust Supplement, being referred to herein as the "Pass Through Agreement"), issue and sell to the underwriters named in Schedule I hereto its Pass Through Certificates in the aggregate principal amounts and with the applicable interest rates and final distribution dates set forth on Exhibit A hereto (the "Offered Certificates") on the terms and conditions stated herein and in
Schedule II. As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firm or firms named as Underwriter or Underwriters in Schedule I and the term "you" shall mean the Underwriter or Underwriters, if no underwriting syndicate is purchasing the Offered Certificates, or the representative or representatives of the Underwriters, if an underwriting syndicate is purchasing the Offered Certificates, as indicated in Schedule I.
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                                       2

                   Each Series of Pass Through Certificates will represent interests in a separate trust (each, a "Pass Through Trust") established pursuant to the related Pass Through Agreement to fund the purchase of equipment trust certificates ("Equipment Notes") which are to be issued as nonrecourse obligations by certain owner trustees, each acting not in its individual capacity but solely as owner trustee (each, an "Owner Trustee"), in connection with separate leveraged lease transactions entered into by the Company, in each case to refinance a portion of the payment by such Owner Trustees of the purchase price for specified aircraft that have been leased by the Company (the "Aircraft"). Each series of Equipment Notes will be issued under a separate Trust Indenture and Security Agreement between Wilmington Trust Company, as Indenture Trustee (the "Indenture Trustee") and the related Owner Trustee (each, an "Indenture" and, collectively, the "Indentures").

                   The Company has filed with the Securities and Exchange Commission (the "Commission") registration statements on Form S-3 (No. 33-54587 and No. 33-59113) for the registration of pass through certificates, including the Offered Certificates, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statements have been declared effective by the Commission and the Basic Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The Company has, pursuant to Rule 424 under the 1933 Act, filed with, or transmitted for filing to, or shall within the required period of time hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Certificates. The term "Registration Statement" means collectively the above-referenced registration statements in the forms in which they became effective, including the exhibits thereto and the documents incorporated by reference therein, as amended to the date hereof. The term "Basic Prospectus" means the prospectus relating to the pass through certificates included in the Registration Statement. The term "Prospectus" means the Basic Prospectus supplemented by the Prospectus Supplement, except that if any revised prospectus and/or prospectus supplement shall be provided to you by the Company for use in connection with the offering of the Offered Certificates which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus, if any, together with any such revised prospectus supplement from and after the time it is first provided to you for such use. The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Offered Certificates together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "Preliminary Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement" and "amendment" or "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that have been filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

                   Capitalized terms used but not otherwise defined in this Agreement shall have the meanings specified in or pursuant to the Pass Through Agreements or the Indenture relating
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                                       3

to each related series of Equipment Notes, provided, however, that as used herein the term "Operative Agreements" shall include the Operative Agreements as amended, the Note Purchase Agreements and the Pass Through Agreements.

SECTION 1.         Representations and Warranties.

                   (a) The Company represents and warrants to you and to each Underwriter named in Schedule I, as of the date hereof, as follows:

                   (i) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where those failures to so qualify in the aggregate would not have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company.

                   (ii)   Registration Statement and Prospectus.   The Company
         meets the requirements for the use of Form S-3 under the 1933 Act Regulations, and the Registration Statement has become effective under the 1933 Act. At the time the Registration Statement became effective, the Registration Statement complied, and as of the date hereof does comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission promulgated thereunder. The Registration Statement, at the time it became effective (and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof, does not, and at all times subsequent hereto up to the Closing Date referred to below will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which constitutes the Indenture Trustee's Statement of Eligibility and Qualification under the 1939 Act (Form T-1). No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the Company's knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.
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                                       4


                   (iii) Incorporated Documents. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto became effective and as of the date hereof did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

                   (iv) Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the Prospectus and the Registration Statement present fairly the consolidated financial position of the Company as of the dates indicated and the results of operations, changes in stockholders' equity and cash flows of the Company, for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied, except as stated therein, on a consistent basis throughout the entire period involved; and the financial schedules included or incorporated by reference in the Registration Statement meet the requirements of the 1933 Act Regulations or the 1934 Act Regulations, as applicable, and fairly present the information required to be shown therein. The selected consolidated financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus.

                   (v) Material Changes or Material Transactions. Except as stated in or contemplated by the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the financial condition or results of operations of the Company and its subsidiaries, considered as one enterprise.

                   (vi) Status as Air Carrier. The Company is a "citizen of the United States" within the meaning of Section 40102(a)(15)(C) of Title 49, U.S.C. and is a holder of an "air carrier operating certificate" (herein so-called) issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, U.S.C. for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

                   (b) Additional Certifications. Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters in connection with an offering of the Offered Certificates shall be deemed a representation and warranty by the Company to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate unless subsequently amended or supplemented subsequent thereto. None of the foregoing applies to statements in or omissions from any of the aforementioned documents based upon written information furnished to the Company by any Underwriter specifically for use therein.
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                                       5

SECTION 2.         Purchase and Sale.

                   Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein and in Schedule II, if any, the Company agrees to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at the purchase price specified in Exhibit A hereto, the respective principal amounts of such Offered Certificates set forth opposite the name of such Underwriter in Schedule I hereto.

SECTION 3.         Delivery and Payment.

                   (a) Payment of the purchase price for any Offered Certificates to be purchased by the Underwriters shall be made at the offices of Southwest Airlines Co., 2702 Love Field Drive, Dallas, Texas 75235, or at such other place as shall be agreed upon by you and the Company, at 9:00 A.M., Dallas time, on the 10th business day (unless postponed in accordance with the provisions of Section 10) following the date hereof or at such other date, time or location specified in Schedule II, or as otherwise shall be agreed upon by you and the Company (such time and date being referred to as the "Closing Time"). Unless otherwise specified in Schedule II, delivery of the Offered Certificates shall be made to The Depository Trust Company for your account against payment by you of the purchase price thereof to, or upon the order of, the Trustee (or such other person as the Company may direct) by wire transfer of Federal funds or other immediately available funds. Such Offered Certificates shall be registered in the name of Cede & Co. or in such other names, and in such denominations, as you may request in writing at least two business days prior to the Closing Time. Such Offered Certificates, which may be in temporary form, will be made available for examination and packaging by you in New York, New York, on or before the first business day prior to the Closing Time, or at such other time and place specified in Schedule II.

                   (b) As compensation to you for your commitments and obligations hereunder in respect of the Offered Certificates, including your undertakings to distribute Offered Certificates, the Owner Trustees will pay (or cause to be paid) to you an amount equal to that percentage of the aggregate principal amount of each Series of Offered Certificates purchased by you as set forth in Exhibit A; provided that if the Owner Trustees do not pay such amounts when due, the Company will pay such amounts and seek reimbursement from the Owner Trustees. Such payment shall be made simultaneously with the payment by you to the Trustee of the purchase price of the Offered Certificates as specified in Sections 2 and 3(a) hereof. Payment of such compensation shall be made by wire transfer of Federal or other immediately available funds.

SECTION 4.         Offering by Underwriters.

                   It is understood that the several Underwriters propose to offer the Offered Certificates for sale to the public as set forth in the Prospectus.
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                                       6


SECTION 5.         Agreements.

                   The Company covenants with the several Underwriters that:

                   (a) Prospectus Supplement. The Company has prepared a Preliminary Prospectus containing such information as you and the Company have deemed appropriate, and immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of the Offered Certificates covered thereby, the terms of the Offered Certificates not otherwise specified in the Basic Prospectus, the names of the Underwriters participating in the offering and the principal amount of the Offered Certificates which each severally has agreed to purchase, the names of the Underwriters acting as manager or co-managers in connection with the offering, the price at which the Offered Certificates are to be purchased by the Underwriters from the Trustee, the initial public offering price, the selling concession and reallowance, if any, and such other information as you and the Company deem appropriate in connection with the offering of the Offered Certificates. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus as you shall reasonably request.

                   (b) Notice of Certain Events. The Company will notify you immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as possible.

                   (c) Notice of Certain Proposed Filings. For so long as a Prospectus is required to be delivered in connection with the Offered Certificates, the Company will give you notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise (except for the Current Report on Form 8-K referred to in the Prospectus Supplement under "Description of the Certificates"), and will furnish you with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be.

                   (d) Copies of the Registration Statement and the Prospectus. The Company will deliver to you as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or
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                                       7

incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request. The Company will furnish to you as many copies of the Prospectus (as amended or supplemented) as you shall reasonably request so long as you are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Offered Certificates.

                   (e) Revisions of Prospectus -- Material Changes. If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Certificates any event shall occur or condition exist as a result of which it is necessary to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act, or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

                   (f) Earnings Statements. With respect to the sale of the Offered Certificates, the Company will make generally available to its security holders earning statements (in form complying with the provisions of Rule 158 under the 1933 Act), which will satisfy the requirements of Section 11(a) of the 1933 Act.

                   (g) Blue Sky Qualifications. The Company will endeavor, in cooperation with you, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for so long as may be required for the distribution of the Offered Certificates; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or to subject itself to taxation as doing business in any jurisdiction in which it is not otherwise required to be so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been qualified as provided above.

                   (h) Stand-Off Agreement. The Company will not, between the date of this Agreement and termination of any trading restrictions with respect to the Offered Certificates or the Closing Time, whichever is later, without your prior written consent, offer or sell, or enter into any agreement to sell, any U.S. dollar denominated taxable debt securities of the Company with a maturity of more than one year (other than the Offered Certificates which are to be sold pursuant hereto and commercial paper in the ordinary course of business), except as may otherwise be provided in Schedule II; provided, however, that, during such period, the Company may enter into or borrow under any line of credit, loan agreement or other credit facility with one or more commercial or merchant banks, regardless of the maturity of any borrowings thereunder.
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                                       8



                   (i) Business with Cuba. If the Company agrees that the Offered Certificates should be qualified for sale in Florida and they have been so qualified, the Company has complied with and, until the Closing Time or such later date as the distribution of the Offered Certificates is completed, but no longer than the period during which the Prospectus is required to be delivered under the 1933 Act, will comply with the provisions of Section 517.075 of the Florida blue sky law and, if applicable, all regulations promulgated thereunder relating to issuers doing business with Cuba.

SECTION 6.         Conditions to the Obligations of Underwriters.

                   The several obligations of the Underwriters to purchase the Offered Certificates pursuant to this Agreement will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements contained herein, or in Schedule II hereto, on its part to be performed and observed and to the following additional conditions precedent:

                   (a) Stop Order; Ratings Change; etc. At the Closing Time, (i) the Prospectus, and any supplement thereto, shall have been filed within the time period required by Rule 424(b); (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and (iii) the rating assigned as of the date of this Agreement by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g) under the 1933 Act Regulations, to any debt securities of the Company shall not have been lowered since the execution of this Agreement.

                   (b) Legal Opinions. At the Closing Time, you shall have received the following opinions:

                   (1) Opinion of Company Counsel. The opinion or opinions of the Associate General Counsel of the Company, dated as of such date, in form and substance satisfactory to you, to the effect that:

                          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, and the Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                          (ii) This Agreement has been duly authorized, executed and delivered by the Company.
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                                       9


                          (iii) The Pass Through Agreements have each been duly authorized, executed and delivered by the Company and each is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity.

                          (iv) The Pass Through Agreements each constitute the valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity.

                          (v) The Offered Certificates have been duly authorized, executed, delivered and authenticated by the Trustee pursuant to the Pass Through Agreements and constitute valid and binding obligations of the Trustee enforceable against the Trustee in accordance with their terms except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity; and the holders of Offered Certificates are entitled to the benefits of the related Pass Through Agreement.

                          (vi) The Offered Certificates, the Pass Through Agreements and the other Operative Agreements conform in all material respects as to legal matters to the descriptions thereof, if any, contained in the Prospectus and any supplement thereto, and such description of the Offered Certificates conforms in all material respects to the rights set forth in the instruments defining the same.

                          (vii) The Leases and the other Operative Agreements to which the Company is or is to be a party have been duly authorized and, at the Closing Time, such documents, upon due execution and delivery by the Company, will each be a valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity.

                          (viii) The Company is a citizen of the United States (as defined in 49 U.S.C. Section 40102) holding an air carrier operating certificate. The Company has such licenses and authorizations from federal aviation and aeronautical authorities as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualification as may be set forth in the Prospectus, and for the transactions contemplated by this Agreement and the offering contemplated by the Prospectus.

                          (ix) The statements made in the Prospectus under the heading "Description of the Equipment Notes -- Remedies -- Section 1110 of the Bankruptcy Code," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel, and fairly present the information disclosed therein in all material respects.

                          (x) No authorization, approval, consent, order or license of or filing with or notice to any regulatory body or authority or court (other than under the 1933 Act, the 1939 Act and the securities or Blue Sky laws of the various states) is required for the valid authorization, issuance, sale and delivery of the Offered Certificates as herein contemplated or the valid authorization, execution, delivery and performance by the Company of this Agreement, the Pass Through Agreements and the other Operative Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated herein or therein, or, if so required, all such authorizations, approvals, consents and licenses, specifying the same, including filings under the Uniform Commercial Code as is in effect in Connecticut and Texas, have been made or obtained and are in full force and effect, and except for any filings or recordings with the FAA (as to which no opinion need be given).

                          (xi) To the best of such counsel's knowledge, the execution and delivery by the Company of this Agreement, the Pass Through Agreements and the other Operative Agreements to which the Company is a party, the consummation by the Company of the transactions herein and therein contemplated and compliance with the terms of this Agreement, the Pass Through Agreements and such Operative Agreements will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien (other than as permitted under the Leases), charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any material contract, indenture, mortgage, deed of trust, loan, credit or note agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company.

                          (xii) The Registration Statement has become effective under the 1933 Act and any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); the Basic Agreement has been duly qualified under the 1939 Act; and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act; the Registration Statement and the Prospectus, and each amendment or supplement thereto (except for the financial statements, schedules and other financial or statistical data and Form T-1 included therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and, as to documents incorporated therein, to the requirements of the 1934 Act and the 1934 Act Regulations in effect at the time such documents were filed with the Commission.

                          (xiii) Although counsel is not aware of any judicial authority, none of the Pass Through Trusts is required to be registered under the Investment Company Act of 1940, as amended.

                          (xiv) Such counsel does not know of any proceedings involving United States aviation law pending against, or affecting the properties or licenses of, the Company, or of any United States aviation laws or regulations that would have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, considered as one enterprise, or the transactions contemplated by this Agreement, the Note Purchase Agreements or the Operative Agreements, that are required to be described in the Prospectus and which are not so described.

                          (xv) There are no transfer taxes or similar fees or charges under the laws of the State of Texas, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or any other Operative Agreements, or the issuance and sale of the Offered Certificates to the Underwriters.

                   In addition, such counsel shall confirm in such opinion that in connection with the preparation of the Registration Statement, the Prospectus and the documents incorporated by reference therein, such counsel or lawyers under such counsel's supervision have participated in conferences with officers and other representatives of the Company and its independent accountants and with your representatives and your counsel, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and that, in the course of such preparation and during the above-mentioned conferences, no facts have come to such counsel's attention to cause such counsel to believe (A) that the Registration Statement (except for the financial statements and other financial or statistical data included therein or omitted therefrom and the Statement of Eligibility and Qualification of the Trustee on Form T-1, as to which such counsel need express no opinion), at the time the Registration Statement became effective (and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing), contained an untrue statement of material fact or omitted to state a material fact required to he stated therein or necessary to make the statements therein not misleading, (B) that the Prospectus or amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) that the documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                   In rendering such opinions, such counsel may rely, to the extent deemed necessary for purposes of the opinion set forth in (iii) (insofar as such opinion relates to the enforceability of the Pass Through Agreements), (iv) and (v) above, upon the opinions of counsel for the Trustee and Owner Trustee, as the case may be. Alternatively, such counsel may cause the opinions set forth in (iii) (insofar as such opinion relates to the enforceability of the Pass Through Agreements), (iv) and (v) to be delivered directly to the Underwriters by counsel to the Trustee or Owner Trustee, as applicable, at the Closing Time. In addition, such counsel may cause the opinion set forth in (vii) above to be delivered at the Closing Time directly to the Underwriters by Vinson & Elkins L.L.P., Houston, Texas, special counsel to the Company.

                   (2) Opinion of Special Counsel to the Company. The opinion of Vinson & Elkins L.L.P., Houston, Texas, special counsel to the Company, dated as of such date, in form and substance satisfactory to you, to the effect that:

                          (i) The statements made in the Prospectus and any supplement thereto under the headings "Federal Income Tax Consequences" to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects.

                          (ii) None of the Pass Through Trusts created by the Pass Through Agreements will be classified as an association taxable as a corporation for federal income tax purposes, but rather, each will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and each Certificate Owner will be treated as the owner of a pro rata undivided interest in each of the Equipment Notes or any other property held in the Pass Through Trust.

                          (iii) Upon consummation of the transactions contemplated by the Note Purchase Agreements at the Closing Time, each Owner Trustee, as lessor under the related Lease, and the Indenture Trustee, as assignee of the Owner Trustee's rights under such Lease pursuant to the related Indenture, are entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft initially delivered and subjected to the related Indenture (provided that such counsel need not express an opinion as to the availability of the benefits of said Section 1110 in the case of a replacement of such Aircraft).

                          (iv) Assuming the due authorization, execution and delivery of each Indenture by the parties thereto and subject to any limitations of New York law governing the banking or trust powers of the related Owner Trustee, each Indenture constitutes valid and binding obligations of such Owner Trustee enforceable against it in accordance with its terms, and each Indenture duly creates, for the benefit of the related Indenture Trustee, the security interest in the Indenture Estate (other than in respect of the Granting Clause of such Indenture as to moneys and securities prior to deposit thereof with such Indenture Trustee) that such Indenture purports to create. Assuming due authorization, execution and delivery by the related Owner Trustee and due authentication by the related Indenture Trustee, the Equipment Notes constitute valid and binding obligations of such Owner Trustee enforceable against it in accordance with their terms and the Equipment Notes are entitled to the benefits and security afforded by the related Indenture.

                   (c) Opinion of Counsel to the Underwriters. The opinion of Shearman & Sterling, counsel to the Underwriters, with respect to such matters as you may reasonably request.

                   (d)    Officers' Certificate.   At the Closing Time, there
shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries, considered as one enterprise, which, in the judgment of a majority in interest of the Underwriters, including any Representatives, materially impairs the investment quality of the Offered Certificates; and you shall have received a certificate of the President or the Vice President-Finance and Chief Financial Officer of the Company and the Treasurer or the Assistant Treasurer of the Company, dated as of the Closing Time to the effect that:

                   (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Time with the same effect as if made at the Closing Time and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time;

                   (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                   (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Company or its subsidiaries, considered as one enterprise.

                   (e) Comfort Letter. At the time of the execution of this Agreement and at the Closing Time, you shall have received a letter from Ernst & Young LLP or their successors as the Company's independent auditors (the "Independent Auditors"), dated as of the date hereof and of the Closing Time, as the case may be, in form and substance satisfactory to you to the effect that:

                   (i) they are independent auditors with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations;

                   (ii) in their opinion the consolidated financial statements and schedules audited by them and incorporated by reference in the Company's latest Annual Report on Form 10-K and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the 1934 Act Regulations, as the case may be;

                   (iii) on the basis of a reading of the unaudited condensed consolidated financial statements and schedules of the Company contained in the Company's Quarterly Reports on Form 10-Q filed with the Commission since the date of the Company's latest Annual Report on Form 10-K and included or incorporated by reference in the Prospectus and the Registration Statement, and the latest available unaudited interim financial statements of the Company, inquiries of certain officials of the Company responsible for financial and accounting matters, a reading of the minute books of the Company since the date of the latest audited consolidated financial statements of the Company incorporated by reference in the Registration Statement, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that:

                          (A) such unaudited condensed consolidated financial statements of the Company included or incorporated by reference in the Prospectus and the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the 1934 Act Regulations thereunder, as the case may be, or that, except for any accounting changes indicated therein, such unaudited condensed consolidated financial statements are not presented fairly in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the latest audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and Prospectus;

                          (B) with respect to the period subsequent to the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, as of a specified date not more than five business days prior to the date of delivery of such letter, there has been any change in the capital stock or long-term debt of the Company or, as of such date, there has been any decrease in consolidated net current assets or net assets, in each case as compared with amounts shown in the most recent consolidated balance sheet of the Company included or incorporated by reference in the Registration Statement and the Prospectus, except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; or

                          (C) for the period from the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus to such specified date, there was any decrease in operating revenues, operating income, income before income taxes or net income of the Company, in each case as compared with the comparable period of the preceding year, except in all instances for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                   (iv) in addition to their audit referred to in their reports included or incorporated by reference in the Registration Statement and the Prospectus and the review, inquiries and procedures referred to in clause (iii) above, such letter shall state that Ernst & Young LLP has performed other specified procedures, with respect to certain numerical data and information included or incorporated by reference in the Registration Statement and the Prospectus, as are reasonably requested by an Underwriter and specified in such letter and have found such data and information to be in agreement with the accounting records of or analysis prepared by the Company.

                   (f) Satisfaction of Conditions Precedent in Participation Agreements. At the Closing Time, all conditions precedent specified in each Note Purchase Agreement with respect to the refinancing of the Equipment Notes shall have been satisfied at the Closing Time; the representations and warranties of the Company contained in each of the Note Purchase Agreements shall be accurate as of the Closing Time (except to the extent that they relate solely to an earlier date in which case they shall be accurate as of such earlier date) and you shall have received a certificate of the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, dated as of the Closing Time, to such effect; and you shall have received a copy of each opinion required to be delivered under each of the Note Purchase Agreements, dated as of the Closing Time, and addressed to you, and of such other documents furnished in connection with the fulfillment of such conditions as you or your counsel may reasonably request.

                   (g) Other Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Offered Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained.

                   If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled by you at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof. Notice of any such cancellation shall be given to the Company in writing or by the telephone or telegraph confirmed in writing. Notwithstanding any such termination, the provisions of Sections 8 and 11 shall remain in effect.

SECTION 7.         Payment of Expenses.

                   The Company will pay all expenses, incident to the performance of its obligations under this Agreement, including:

                   (i) the printing and filing of the Registration Statement and all amendments thereto, the Preliminary Prospectus and the Prospectus and any amendments or supplements thereto;

                   (ii) the preparation, printing, issuance and delivery of the Offered Certificates;

                   (iii) the reasonable fees and disbursements of the Company's accountants and counsel, of the Trustee, the Owner Trustees, and the Indenture Trustee and their respective counsel, and of any issuing and paying agent or transfer agent;

                   (iv) the qualification of the Offered Certificates under securities laws in accordance with the provisions of Section 5(g), including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey:

                   (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Underwriters of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Offered Certificates;

                   (vi) the preparation and delivery to the Underwriters of copies of the Pass Through Agreements and the other Operative Agreements, including all expenses incident to the performance of the Company's obligations under the Pass Through Agreements and Indentures and the Leases and each of the other agreements and instruments referred to in the Indentures and the Note Purchase Agreements;

                   (vii) any fees charged by rating agencies for the rating of the Offered Certificates:

                   (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc; and

                   (ix) certain fees and disbursements of your counsel, as heretofore agreed.

                   If this Agreement is terminated by you in accordance with the provisions of Section 6 or clause (i) of Section 10 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, or, in any other case, the Underwriters will pay all of their own expenses, including their fees of counsel, transfer taxes on resale of any of the Offered Certificates and any advertising expenses connected with any offers they may make.

SECTION 8.         Indemnification and Contribution.

                   (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                   (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                   (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                   (iii) against any expense (including the fees and disbursements of counsel chosen by you), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or made in reliance upon the Trustee's Form T-1 Statement of Eligibility and Qualification under the 1939 Act filed as an exhibit to the Registration Statement; and provided further that the foregoing indemnity agreement, with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Certificates, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Certificates to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities; and provided further that the Company will not be liable for any loss, liability or expense of any settlement of any pending or threatened litigation, any pending or threatened governmental agency investigation or proceeding if such settlement is effected without the written consent of the Company.

                   (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

                   (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel hired by such counsel), separate from such indemnifying parties' own counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                   (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 8 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters of Offered Certificates shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, and one or more of the Underwriters in respect of such offering, as incurred, in such proportions so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on Exhibit A hereto in respect of such offering bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 9.         Default by an Underwriter.

                   If one or more of the Underwriters participating in an offering of Offered Certificates shall fail at the Closing Time to purchase the Offered Certificates which it or they are obligated to purchase hereunder (the "Defaulted Certificates"), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the nondefaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth; if, however, during such 24 hours you shall not have completed such arrangements for the purchase of all of the Defaulted Certificates then:

                   (a) if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of Offered Certificates to be purchased pursuant to this Agreement, the nondefaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all nondefaulting Underwriters, or


                   (b) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of Offered Certificates to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any nondefaulting Underwriter.

                   No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability to the Company and any nondefaulting Underwriter in respect of its default under this Agreement.

                   In the event of any such default by any Underwriter or Underwriters as set forth in this Section, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 10.        Termination.

                   This Agreement shall be subject to termination, in the absolute discretion of the Underwriters, immediately upon notice to the Company, at any time prior to the Closing Time (i) if there has been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business which, in the judgment of a majority in interest of the Underwriters, materially impairs the investment quality of the Offered Certificates, or (ii) if there shall have occurred any outbreak or escalation of hostilities in which the United States is involved or other national or international calamity or crisis, the effect of which on the financial markets of the United States shall be such as to make it, in the judgment of a majority in interest of the Underwriters, impracticable to market the Offered Certificates or enforce contracts for the sale of the Offered Certificates as contemplated by the Prospectus, or (iii) if trading in the Common Stock of the Company shall have been suspended by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by said exchange or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either federal or New York authorities. In the event of any such termination of this Agreement, the covenant set forth in
Section 5(f) hereof, the provisions of Section 7 hereof, the indemnity and contribution agreements set forth in Section 8 hereof, and the provisions of Sections 11 and 13 hereof shall remain in effect.

SECTION 11.        Representations and Indemnities to Survive.

                   All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Offered Certificates.

SECTION 12.        Notices.

                   All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by Federal Express service or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them at the address indicated on page 1 hereof, with copies thereof directed to Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022-6069,
Attention: Joel S. Klaperman. Notices to the Company shall be directed to it at Southwest Airlines Co., 2702 Love Field Drive, Dallas, Texas 75235, Attention of the Vice President-Finance, with copies thereof directed to the Treasurer and Associate General Counsel.

SECTION 13.        Successors.

                   This Agreement shall inure to the benefit of and be binding upon you and the Company and any Underwriter who becomes a party hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto, their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.        Applicable Law.

                   This Agreement and the rights and obligations of the parties created hereby and thereby shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

SECTION 15.        Counterparts.

                   This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. A party may submit its signed counterpart of this Agreement by telecopier and such counterpart so received by telecopier shall for all purposes constitute an original.

                       *               *               *

                   If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                                                Very truly yours,


                                                SOUTHWEST AIRLINES CO.



                                                By:  /s/ Laura Wright
                                                     ---------------------------
                                                     Laura Wright
                                                     Assistant Treasurer



CONFIRMED AND ACCEPTED, as of
the date first above written:



SALOMON BROTHERS INC
MORGAN STANLEY & CO. INCORPORATED


By: Salomon Brothers Inc



By:  /s/ James J. Ryan
     ---------------------------------
     James J. Ryan, Managing Director

Exhibit A

                             SOUTHWEST AIRLINES CO.

                    Pass Through Certificates, Series 1995-A


     Pass Through                                           Final                              Underwriting
     Certificates         Aggregate      Interest        Distribution          Purchase        Discounts and
     Designation           Amount*         Rate              Date                Price          Commissions
     -----------           ------          ----              ----                -----          -----------
 Series 1995-A1       $   3,527,781         6.16%       July 1, 1997       $    3,527,781      $     22,930

 Series 1995-A2           3,745,091         6.29        July 1, 1998            3,745,091            24,343

 Series 1995-A3         181,181,821         7.22        July 1, 2013          181,181,821         1,177,682

 Series 1995-A4          49,041,464         7.64        January 1, 2018        49,041,464           318,770
                      -------------                                        --------------      ------------
 Total                $ 237,496,157                                        $  237,496,157      $  1,543,725
                      =============                                        ==============      ============



* Each of the Underwriters severally and not jointly agrees to purchase approximately 50% of the Aggregate Amount of each Series.

                                                              Schedule I
                                                                 to
                                                             Underwriting
                                                               Agreement


                                                      Dated:  September 20, 1995


                             SOUTHWEST AIRLINES CO.

                    Pass Through Certificates, Series 1995-A


                                    Aggregate Amount   Aggregate Amount   Aggregate Amount   Aggregate Amount
                                    of Pass Through    of Pass Through    of Pass Through    of Pass Through
                                     Certificates,      Certificates,      Certificates,      Certificates,
Underwriter                          Series 1995-A1     Series 1995-A2     Series 1995-A3     Series 1995-A4
-----------                          --------------     --------------     --------------     --------------
SALOMON BROTHERS INC                $  1,763,891       $  1,872,546        $  90,590,911      $  24,520,732
MORGAN STANLEY & CO. INCORPORATED      1,763,890          1,872,545           90,590,910         24,520,732
                                    ------------       ------------        -------------      -------------

                     Total          $  3,527,781       $  3,745,091        $ 181,181,821      $  49,041,464
                                    ============       ============        =============      =============

                                                                    Schedule II
                                                                         to
                                                                    Underwriting
                                                                      Agreement

                             SOUTHWEST AIRLINES CO.

                   Pass Through Certificates, Series 1995-A1
                   Pass Through Certificates, Series 1995-A2
                   Pass Through Certificates, Series 1995-A3
                   Pass Through Certificates, Series 1995-A4

                           Dated:  September 20, 1995

To:      Southwest Airlines Co.
         2702 Love Field Drive
         Dallas, Texas  75235

Re:      Underwriting Agreement dated September 20, 1995.

Title of Offered Certificates:                     Pass Through Certificates, Series 1995-A1, 1995-A2, 1995-A3 and 1995-
                                                   A4

Current ratings:                                   A/A2/A by S&P, Moody's, and Duff & Phelps, respectively.

Interest rate:                                     Series 1995-A1 . . . . . . . . . . . .   6.16%
                                                   Series 1995-A2 . . . . . . . . . . . .   6.29%
                                                   Series 1995-A3 . . . . . . . . . . . .   7.22%
                                                   Series 1995-A4 . . . . . . . . . . . .   7.64%

Interest payable:                                  January 1 and July 1 of each year, commencing on January 1, 1996.

Public offering price:                             100%, plus accrued interest, if any, from October 4, 1995.

Purchase price:                                    100%, plus accrued interest, if any, from October 4, 1995.

Closing date and location:                         October 4, 1995 at 9:00 a.m., Dallas time
                                                   Vinson & Elkins L.L.P.
                                                   2300 First City Tower
                                                   1001 Fannin
                                                   Houston, Texas  77002-6760

Location for checking
Offered Certificates:                              The Depository Trust Company
                                                   New York, New York

Listing requirement:                               None

Other terms and conditions:                        None

Exceptions, if any, to
Section 5(h) of the
Underwriting Agreement:                    None




                                           SALOMON BROTHERS INC
                                           MORGAN STANLEY & CO. INCORPORATED


                                           By:  Salomon Brothers Inc

                                           By:  /s/ James J. Ryan
                                                --------------------------------
                                                James J. Ryan, Managing Director

Accepted:

SOUTHWEST AIRLINES CO.


By:  /s/ Laura Wright
     ------------------------------
     Laura Wright
     Assistant Treasurer